ESCROW AGREEMENT

THIS  ESCROW  AGREEMENT (this "Agreement") is entered into as to the      day of
 1999, by and between Atlas Mining Company ("Issuer"), 1221 West Yellowstone Avenue, Osburn, Idaho 83849 and Idaho Independent Bank ("Escrow Agent"), 8882 North Government Way, Hayden, Idaho 83835.


                                    RECITALS:

     A. Issuer proposes to offer for sale to subscribers 7,500,000 shares ("Shares") of the common capital stock of Atlas Mining Company. Each share is offered at a price of One Dollar ($1.00) per Share, payable at the time of subscription, and such payments, will be paid into the escrow created by this Agreement.

     B. The Offering is registered with the United States Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933 and the rules and regulations promulgated thereunder. Each subscriber will be provided a prospectus ("Prospectus") and a subscription agreement, which will be completed and submitted with payment by cashiers check or wire transfer to the Escrow Agent.

     C. Issuer desires to establish an escrow account in which funds received from subscribers will be deposited pending completion of the Escrow Period (as defined below). Idaho Independent Bank agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Issuer hereby appoints Idaho Independent Bank as Escrow Agent and Escrow Agent shall establish an escrow account (the "Escrow Account") on its books styled "Atlas Mining Company Escrow Account." Commencing upon the execution of this Agreement, Escrow Agent shall act as Escrow Agent and hereby agrees to receive and disburse the proceeds from the Offering of the Shares in accordance with the terms herewith. Issuer agrees to notify the Escrow Agent promptly of the closing of the Offering ("Closing") and sale of the Shares.

          Wiring instructions for wire transfers into the escrow account are:

               Idaho  Independent  Bank,  Hayden,  Idaho
               ABA  123103732
               Account  Number  0200025575

          Checks must be payable to "Atlas Mining Company Escrow Account."

     2. Upon receipt of a wire transfer or check from a subscriber, Escrow Agent will provide notice to Issuer of such. Escrow Agent will provide the subscription agreement and the confirmed amount of consideration for the Shares subscribed. Prior to Closing, the Issuer is aware and understands that it is not entitled to any proceeds from subscriptions deposited into the Escrow Account and no amounts deposited in the Escrow Account during the Escrow Period (as defined below) shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

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     3.   The  Escrow  Period  shall  commence  on the  date  hereof  and  shall terminate upon the earlier to occur of the following dates:

          (a) Ten (10) business days following the "Closing," which for the purposes of this Agreement shall be 30 days after the effective date of Issuer's registration statement with the SEC unless (i) Issuer elects to continue to offer the Shares for sale until some later date, as permitted by the Prospectus, and (ii) Issuer notifies Escrow Agent in writing no later than ten (10) days of such extension specifying the extended Closing Date;

          (b)  Ten  (10)  business   days   following  the  date  upon  which  a
               determination is made by the Issuer to terminate the Offering, as communicated to Escrow Agent in writing; or

          (c)  Ten (10) business days after all shares offered are sold.

          Not withstanding anything to the contrary contained herein, the Closing date is intended to signify the date of the cessation of the Offering as provided in the Prospectus, and not the termination of the Escrow Period of this Agreement, and upon the occurrence of any of the events described above, the Escrow Period shall continue for such ten
          (10) business day period solely for the limited purposes of collecting subscribers' checks which have been deposited prior to such event and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscribers' checks after notice that any of the events described above has occurred.

          In no event will the Escrow Period last longer than 100 days. However, failure to comply with this provision shall not entitle either party to damages, compensatory or punitive, nor injunctive relief.

     4. The Escrow Agent will deposit the subscribers' checks for collection and credit the proceeds to the Escrow Account to be held by it under the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent hereunder. The Escrow Agent hereby is authorized to forward each check for collection and deposit the proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Any item returned to the Escrow Agent on its first presentation for payment shall be returned to Issuer and need not be again presented by the Escrow Agent for collection. For purposes of this Agreement, the term "collected funds" or the term "collected" when referring to the proceeds of subscribers' checks shall mean all funds received by Escrow Agent that have cleared normal banking channels and are in the form of cash.

     5. If Issuer notifies the Escrow Agent in writing that Issuer elects to terminate the Offering as provided in paragraph 3 (b) above, the Escrow Agent shall then issue and mail its bank checks to the subscribers in the amount of the subscribers' respective checks, without deduction, penalty or expense to the subscriber, and shall, for this purpose, be authorized to rely upon the names and addresses of the subscribers furnished to it as contemplated above. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Issuer and any of its creditors. For each subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check to such subscriber in the amount of the collected funds from such subscriber's check after the Escrow Agent has collected such funds. If Escrow Agent has not yet submitted such subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to such subscriber.

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          At such  time as  Escrow  Agent  shall  have  made  the  payments  and remittances provided in the Agreement, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

     6. As consideration for its agreement to act as Escrow Agent as herein described, Issuer agrees to pay the Escrow Agent an administration fee of $7,500.00 upon execution of this Agreement, plus the fees described on the attached fee schedule. Further, Issuer agrees to pay all disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel, all in accordance with the attached fee schedule or the other provisions of this Agreement.

          If the Issuer rejects any subscription for which Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber in the amount of the subscriber's check. If the Issuer rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the collected funds from the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

     7. This Agreement shall automatically terminate upon the earlier of (i) twenty (20) days after the Closing or (ii) twenty (20) days after the date upon which the Escrow Agent has delivered the final portion of Escrow Account funds pursuant to the terms of this Agreement.

     8. Escrow Agent reserves the right to resign hereunder, upon ten (30) days prior written notice to Issuer, except that Escrow Agent will not resign while the Offering is open. In the event of said resignation, and prior to the effective date thereof, Issuer, by written notice to Escrow Agent shall designate a successor escrow agent to assume the responsibilities of Escrow Agent under this Agreement, and Escrow Agent immediately shall deliver any undisbursed Escrow Account funds to such successor escrow agent. If Issuer shall fail to designate such a successor escrow agent within such time period, the Escrow Agent may deliver any undisbursed funds into the registry of any court having jurisdiction.

     9.   The  Escrow  Agent  shall  have  no  responsibility   except  for  the
          investment, safekeeping and delivery of the amounts deposited in the Escrow Account in accordance with this Agreement. The Escrow Agent shall not be liable for any act done or omitted to be done under this Agreement or in connection with the amounts deposited in the Escrow Account, except as a result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is not a party to nor is it bound by, nor need it give consideration to the terms or provisions of, even though it may have knowledge of (i) any agreement or undertaking by, between or among the Issuer and any other party, except this Agreement, (ii) any agreement or undertaking that may be evidenced by this Agreement, (iii) any other agreements that may now or in the future be deposited with the Escrow Agent in connection with this Agreement. The Escrow Agent is not a party to, is not responsible for, and makes no representations with respect to the offer, sale or distribution of the Shares including, but not limited to, matters set forth in any offering documents prepared and distributed in connection with the offer, sale and distribution of the Shares.

     10. The Escrow Agent has no duty to determine or inquire into any happening or occurrence of or of any performance or failure of performance of the Issuer or of any other party with respect to agreements or arrangements with any other party. If any question, dispute or disagreement arises among the parties hereto and/or any other party with respect to the funds deposited in the Escrow Account of the proper interpretation of this Agreement, the Escrow Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute is settled, and the Escrow Agent has the absolute right at its discretion to do either or both of the following:

               (i) withhold and/or stop all further performance under this Agreement until the Escrow Agent is satisfied, by receipt of a written document in form and substance satisfactory to the Escrow Agent and executed and binding upon all interested parties hereto (who may include the subscribers), that the question, dispute, or disagreement had been resolved; or

               (ii) file a suit in  interpleader  and obtain by final  judgment, rendered by a court of competent jurisdiction, an order binding all parties interested in the matter.

The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for and shall not be liable for any action taken or suffered by it hereunder in good faith and believed by it to be authorized hereby under this agreement or applicable laws.

     11. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

     12. The Escrow Agent shall not be liable to any person for anything which it may do or refrain from doing in connection with this agreement, including the Escrow Agent's own negligence, but excluding the Escrow Agent's own gross negligence or willful malfeasance. In no event shall the Escrow Agent be liable to any third party for special, indirect, or consequential damages, or loss profits or loss of business, arising under or in connection with this agreement.

     13. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and , if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

     The  following are miscellaneous provisions applying to all parties:

     14. Notices required to be sent hereunder shall be delivered by hand, sent by an express mail service or sent via United States mail, postage prepaid, certified, return receipt requested, to the following addresses:

If  to  Issuer:

     Atlas  Mining  Company
     1221  W.  Yellowstone  Avenue
     Osburn,  Idaho  83849

If  to  Escrow  Agent:

     Idaho  Independent  Bank
     8882  North  Government  Way
     Hayden,  Idaho  83835

     From time to time any party hereto may designate an address other than the address listed above by giving the other parties hereto not less than five
     (5) days advance notice of such change in address in accordance with the provisions hereof.

15. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Idaho and the laws of the United States applicable to transactions in Idaho.

16. No right or remedy in this Agreement is intended to be exclusive of any right or remedy. Neither this Agreement nor the exercise by either party of (or the failure to so exercise) any rights, power or remedy conferred herein or by law shall be construed as relieving any person liable from full liability.

17. No delay or omission by either party to exercise any right or remedy shall impair such right or remedy or any other right or remedy or shall be construed to be a waiver of any default or an acquiescence therein.

18. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the endorsement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

19. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, representatives and authorized assigns of the parties.

20. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

21. The headings in this Agreement are for the purpose of reference only, and shall not limit or otherwise affect any of the terms hereof.

EXECUTED  on  the  date  first  written  above.

ISSUER:


Atlas  Mining  Company


By:  /s/  William  T.  Jacobson
   ----------------------------
William  T.  Jacobson,  President


By: /s/
   ----------------------------
       ,  Chairman of the Board


ESCROW  AGENT:

Idaho  Independent  Bank


By:  /s/  Craig  Buckhart
   ----------------------------
Printed  Name:  Craig  Buckhart
                ---------------
Title:  Manager
       ---------


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